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                                                                 Exhibit 23ii(a)

                          CONSENT OF ERNST & YOUNG LLP


We consent to the incorporation by reference in Registration Statement Nos. 33-34490, 33-34037, 33-21360, 33-00201, 2-64261, 33-05904, 33-40249, 33-43823,
333-02827, 333-02825, 333-66211 and 333-77167 of Whirlpool Corporation and
Registration Statement Nos. 33-26680 and 33-53196 of Whirlpool Corporation pertaining to the Whirlpool Savings Plan and Registration Statement No. 333-66163 of Whirlpool Corporation pertaining to the Whirlpool 401(K) Plan of our report dated January 20, 2000, with respect to the consolidated financial statements and schedule of Whirlpool Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 1999.



Chicago, Illinois
March 15, 2000